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                                                                   EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this registration statement of Cupertino Electric, Inc. on Form S-1 of our report dated December 15, 2000, appearing in the prospectus, which is part of this registration statement, and of our report dated December 15, 2000 relating to the consolidated financial statement schedule appearing elsewhere in this registration statement.

We also consent to the reference to us under the heading "Experts" in such prospectus.


DELOITTE & TOUCHE LLP

December 20, 2000
San Jose, California